Exhibit 10.35

                                 PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned promises to pay to the order of Ms. Patricia Consalvi, her successors or assigns (the "Holder") at such place as the Holder may, from time to rime, designate in writing, interest from January 1, 2005 at the rate hereinbelow provided, to be paid in lawful money of the United State of America as follows:


1 Interest shall accrue from January 1, 2005 at the rate of 18% per annum. Interest shall be paid monthly. The monthly payment being the sum of $1,500.00.

2 The principal sum of U.S. Dollars One hundred thousand and cents 00/100 shall be paid on December 31, 2009 together with interest, as applicable, on the unpaid principal balance.

3 In addition to the above, at the option of the Holder, the indebtedness evidenced by this Note, including all unpaid principal and accrued interest, shall become due and payable without notice or demand upon the failure of the undersigned to pay any sum due hereunder when due.

4 The undersigned agrees to pay all costs of collection, including without limitation reasonable attorney's fees.

5. All payments hereon shall be in lawful money of the United States of America in immediately available funds. The note may be prepaid in full or part at any time without penalty.

5 The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or unenforceability of any one provision or portion hereof shall not affect the validity or enforceability of any other provision hereof. This note will be governed by the laws of the Starr of California.


                                                                           MAKER


                                       Signature:  /s/ Larry Consalvi
                                                   -----------------------------
                                                   President and CEO

                                       Gateway International Holdings Inc.
                                       Elite Machine Tool Company, Inc